SCHEDULE 14A—INFORMATION REQUIRED IN PROXY
STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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SAFENET, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than Registrant)

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SAFENET, INC.
4690 Millennium Drive
Belcamp, MD 21017

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD July 26, 2005 AT 10:00 A.M.

TO THE STOCKHOLDERS OF SAFENET, INC.
      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SafeNet, Inc. (the “Company”) will be held at the Company’s offices at 4690 Millennium Drive, Belcamp, MD 21017 at 10:00 a.m. on July 26, 2005 for the following purposes:

1. To elect eight (8) directors, each to hold office until their respective successors shall have been duly elected or appointed.

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005.

3. To increase the number of shares in the Company’s 2001 Omnibus Stock Plan from 3,000,000 to 6,000,000 shares.

4. To transact such other business as may properly come before the meeting or any adjournment thereof.
      The Company’s common stock, $0.01 par value, is the only issued and outstanding class of stock. Only holders of record at the close of business on June 24, 2005 are entitled to notice of and to vote at the meeting or any adjournment thereof. All holders are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, please fill in, date and sign the accompanying proxy and mail it promptly in the enclosed envelope. If you decide to attend the meeting and vote in person, you may then withdraw your proxy.
      Enclosed is a copy of the Annual Report for the year ended December 31, 2004 along with a proxy statement and a proxy card.

By Order of the Board of Directors,

Kevin Hicks
Secretary
June 24, 2005
Belcamp, Maryland

SAFENET, INC.
4690 Millennium Drive
Belcamp, MD 21017

Proxy Statement

Annual Meeting of Stockholders
To Be Held July 26, 2005
       This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board of Directors” or “Board”) of SafeNet, Inc. (the “Company”), a Delaware corporation, for use at the annual meeting of stockholders to be held on July 26, 2005 and at any postponements or adjournments thereof. This material is first being mailed to holders on or about July 5, 2005.
      The Company’s common stock, $.01 par value (the “Common Stock”), is the only issued and outstanding class of stock. Only stockholders of record at the close of business on June 24, 2005 will be entitled to notice of and to vote at the meeting. At the close of business on June 20, 2005, the Company had 24,882,868 shares of Common Stock outstanding.
      Because many shareholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy. Most shareholders have the choice of voting over the Internet, by using a toll-free telephone number or by completing the proxy card and mailing it in the postage-paid envelope provided. Please refer to your proxy card or the information forwarded by your broker or other holder of record to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.
      The cost of the solicitation of proxies on behalf of the Board of Directors will be borne by the Company. Proxies may be solicited personally or by mail, telephone, facsimile or electronic mail by directors, officers and other employees of the Company without additional compensation therefor. The Company may also agree to pay banks, brokers, nominees and other fiduciaries their reasonable charges and expenses incurred in forwarding the proxy material to beneficial owners of the Company’s Common Stock.
      The Company may retain Innisfree Incorporated to assist it with the solicitation of proxies and to verify certain records related to the solicitations. If so retained, the Company expects that it will pay Innisfree $12,000 plus customary fees for services performed and reimbursement of expenses, and will agree to indemnify Innisfree against certain liabilities arising out of or in connection with its engagement.
      Stockholders are entitled to one vote for each share held. There is no cumulative voting for the election of directors. Any proxy given may be revoked by a stockholder at any time before it is voted by filing a written revocation notice with the Secretary of the Company, by duly executing a proxy bearing a later date. Any stockholder present at the meeting who desires to vote his or her shares in person may also revoke a proxy.
      The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote is necessary to constitute a quorum at the meeting. Subject to any revocations, all shares represented by properly executed proxies will be voted in accordance with the directions on the proxy. If no direction is made, the proxy will be voted “FOR” all proposals contained herein. Proxies marked “ABSTAIN” will be treated as present and entitled to vote for the purpose of determining whether a quorum is present, but will not be voted with respect to any proposal. If a proxy returned by a bank, broker, nominee or other fiduciary indicates that they do not have discretionary authority to vote some or all of the shares covered thereby with respect to a given proposal and do not otherwise authorize the voting of such shares, such shares, or “broker non-votes,” will be considered to be present for the purpose of determining a quorum. Under applicable Delaware law, in determining whether a proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against that proposal, but broker non-votes will have no effect on the outcome of the vote on the proposal.
      As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote “FOR” the election of the nominees proposed by the Board of Directors, or to “WITHHOLD AUTHORITY” to vote for one or more of the nominees being proposed. Under Delaware law and the Company’s bylaws, directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for one or more of the nominees being proposed is withheld.
      As to the proposed ratification of Ernst & Young LLP as the independent registered public accounting firm of the Company submitted for stockholder action in Proposal 2, the proposed increase in the number of shares in the Company’s 2001 Omnibus Stock Plan submitted for stockholder action in Proposal 3 and all other matters that may properly come before the annual meeting, by checking the appropriate box, a stockholder may: (i) vote “FOR” the item; (ii) vote “AGAINST” the item; or (iii) “ABSTAIN” from voting on the item. Under the Company’s bylaws, unless otherwise required by law, all such matters shall be determined by a majority of the votes cast, without regard to broker non-votes, as to that matter.
PROPOSAL NO. 1
ELECTION OF DIRECTORS
      A Board of Directors consisting of eight directors is to be elected by the stockholders at the annual meeting to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. The eight directors nominated for election at the annual meeting are: Anthony A. Caputo, Thomas A. Brooks, Andrew E. Clark, Shelley A. Harrison, Ira A. Hunt, Jr., Arthur L. Money, Walter W. Straub, and Bruce R. Thaw. The Board of Directors has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the Board of Directors.
      The following information is submitted concerning the nominees for election as directors based upon information received by the Company from such persons:

			Director
Name	Age	Office	Since

Anthony A. Caputo	63	Chairman and Chief Executive Officer	1986
Thomas A. Brooks	68	Director	1998
Andrew E. Clark	43	Director	2001
Shelley A. Harrison	62	Director	1999
Ira A. Hunt, Jr.	80	Director	1990
Arthur L. Money	65	Director	2004
Walter W. Straub	61	Director	2004
Bruce R. Thaw	52	Director	1990
      Anthony A. Caputo, the Chairman and Chief Executive Officer of the Company, has served as the Chief Executive Officer since 1987 and a director of the Company since November 1986. He joined SafeNet in 1986 as an investor. In November of that year, he became a Director with additional marketing and management responsibilities. Mr. Caputo led the company’s IPO as SafeNet became a Nasdaq listed company in 1992. In 1993, Mr. Caputo was named Maryland’s High Tech Entrepreneur of the Year and Baltimore’s Extraordinary Technology Advocate for 2003. He serves on the Governor’s Commission on the Development of Advanced Technology Business, a commission tasked with charting a framework for the revival of the hi-tech economy in Maryland. Mr. Caputo is a member of the State of Maryland Enterprise Venture Fund Advisory Board and serves on the Board of Directors for the American Electronics Association (AeA). Mr. Caputo holds a Bachelor of Arts degree in History and Political Science from Iona College. He has served as an officer in several publicly-held companies, including Interdigital Communications, Comshare, Inc., Value Software, now part of Computer Associates, Inc., and served as a director at Oleran Network Solutions, Inc.
      Thomas A. Brooks has served as a director of the Company since July 1998. Mr. Brooks held various executive positions with AT&T from 1991 through 1999. He retired from AT&T in 1999 and continues as a consultant to AT&T Government Markets. Mr. Brooks served 32 years as a U.S. Navy Intelligence officer, retiring from active military service as a Rear Admiral and Director of Naval Intelligence in 1991. In 1995, President Clinton appointed Mr. Brooks as one of three members of the Security Policy Advisory Board, where he served through the end of the Clinton Administration. From 1995 to 1997, Mr. Brooks was a member of the Defense Policy Board. He also served on advisory boards for the Defense Intelligence Agency and the Office of Naval Intelligence. From 1999 to 2000, he was a member of the Federal Government Joint Security Commission. Mr. Brooks is a graduate of Fordham University, with a Master’s degree from Fairleigh Dickenson University. He has done post Master’s studies at George Washington University and the University of California and has published several articles on cryptography in various technical publications. He served on the Board of Directors of Navy Mutual Aid Association from 1995 to 2004 and also serves on the Board of Directors of several Intelligence professional associations.
      Andrew E. Clark has served as a director of the Company since 2001. He is Chairman and President of Wheatfield Ventures, LLC, a private equity firm concentrating on early stage investing within the technology sector. Mr. Clark also serves on the Board of Directors of Howard Bank. Mr. Clark sits on the Advisory Board of Spring Capital Partners, L.P., a small business investment company providing subordinated mezzanine debt financing in the Mid-Atlantic region. From October 1997 through December 2000, Mr. Clark held various executive positions with Verio, Inc., including President of the eBusiness/ Custom Web Development and East Regional business units. Mr. Clark began his career as a professional at KPMG Peat Marwick. He received his B.S. degree in Accounting from Washington and Lee University and is a Certified Public Accountant in the State of Maryland.
      Shelley A. Harrison, has served a director of the Company since 1999. Since May 1, 2003 he has served as a part-time employee of the Company providing services relating to the Company’s Embedded Security Division and business combination strategy. Dr. Harrison has been Chairman of SPACEHAB Inc. (NASDAQ: SPAB) since August 1993, and served as Chief Executive Officer from April 1996 to March 2003. Dr. Harrison co-founded and served as Chairman and Chief Executive Officer of Symbol Technologies Inc. (NYSE: SBL) from 1973 to 1982. Dr. Harrison is a founder and Managing General Partner of PolyVentures I & II, high-technology venture capital funds organized in 1987 and 1991, respectively. Dr. Harrison was a Member of Technical Staff at Bell Telephone Laboratories and a Professor of Electrical Sciences at the State University of New York at Stony Brook. Dr. Harrison holds a Ph.D. and Master of Science degree in Electrophysics from Polytechnic University and a Bachelor’s Degree of Electrical Engineering from New York University. Dr. Harrison is also a member of the Board of NetManage, Inc., as well as several private technology companies.
      Ira A. Hunt, Jr. has served as a director of the Company since December 1990. Mr. Hunt is a graduate of the U.S. Military Academy, West Point, New York. He served 33 years in various command and staff positions in the U.S. Army, retiring from active military service as a Major General in 1978. Subsequently, Mr. Hunt was President of Pacific Architects and Engineers in Los Angeles, California and a Vice President of Frank E. Basil, Inc. in Washington, D.C. Mr. Hunt has a Master of Science degree in civil engineering from the Massachusetts Institute of Technology; a Master of Business Administration degree from the University of Detroit; a Doctor of the University degree from the University of Grenoble, France; and a Doctor of Business Administration degree from George Washington University. Mr. Hunt also serves on the Boards of Biometric Associates, Inc. and Gales Industries.
      Arthur L. Money was appointed to the Company’s Board of Directors on March 16, 2004. He was a director of Rainbow Technologies, Inc. from September 2002 until the consummation of the merger of the Company and Rainbow in March 2004. He is currently president of ALM Consulting, specializing in command control and communications, intelligence, signal processing, and information processing. Mr. Money is also a director of the following publicly traded companies: Silicon Graphics, CACI

International, Essex Corp., Intevac, Terremark Worldwide, Intelli-Check and SteelCloud. From 1999 to 2001, Mr. Money was the assistant secretary of defense (C3I) and Department of Defense CIO. Prior to 1999, Mr. Money served as the assistant secretary of the Air Force for Research, Development, and Acquisition, and was vice president and deputy general manager of TRW. Mr. Money graduated from the University of Santa Clara and San Jose State University where he earned his MSME and BSME, respectively. He has received distinguished public service awards from the U.S. Department of Defense (Bronze Palm), the U.S. Air Force, and the U.S. Navy.
      Walter W. Straub was appointed to the Company’s Board of Directors on March 16, 2004. A co-founder of Rainbow Technologies, Inc., Mr. Straub was a director of Rainbow from its inception in 1982 until the consummation of the merger of the Company and Rainbow in March 2004, and served as President and Chief Executive Officer of Rainbow from 1983 through March 2004. Since 1989, Mr. Straub has served as director of CAM Commerce Solutions, a manufacturer of computerized point of sale and inventory management systems. Mr. Straub received a BSEE and an MBA in Finance from Drexel University. In May 1993, Mr. Straub was elected to the Board of Trustees of Drexel University.
      Bruce R. Thaw has served as a director of the Company since December 1990. From 1987 to March 31, 2000, Mr. Thaw served as general counsel to the Company. Mr. Thaw is currently President and Chief Executive Officer of Bulbtronics, Inc., a national distributor of specialty light sources and related products and has served in this position since 2000. Mr. Thaw was admitted to the bar of the State of New York in 1978 and the California State Bar in 1983. Mr. Thaw is also a director of Nastech Pharmaceutical Company Inc., a publicly-traded company engaged in drug delivery technology. Mr. Thaw holds a B.B.A degree in Banking and Finance from Hofstra University and a J.D. degree from the Hofstra University School of Law.
      UNLESS AUTHORITY IS WITHHELD, THE PROXIES WILL BE VOTED “FOR” THE ELECTION OF THE EIGHT NOMINEES NAMED ABOVE AS DIRECTORS.
      THE BOARD OF DIRECTORS RECOMMENDS AND ENCOURAGES YOU TO VOTE “FOR” ELECTION OF ALL OF THE EIGHT NOMINEES NAMED ABOVE AS DIRECTORS.
Corporate Governance

Board Committees and Meetings
      The Board of Directors held eight meetings during 2004. The Board has an Audit Committee, Compensation Committee and Nominating Committee. Every director attended at least 75% of the meetings of the Board and any committee on which they served during the year.
      The Board of Directors has determined that, except for Mr. Caputo and Dr. Harrison, each of the directors nominated for election at the 2004 annual meeting of stockholders is independent, as defined by The Nasdaq National Market listing standards (the “Nasdaq Rules”).

Audit Committee
      The Audit Committee is composed of Andrew E. Clark, Thomas A. Brooks, Arthur L. Money and Ira A. Hunt, Jr. The Board of Directors has determined that Mr. Clark is an “audit committee financial expert,” as defined under Item 401 of Regulation S-K promulgated by the Securities and Exchange Commission. The Audit Committee is governed by a written charter approved by the Board of Directors, which is available on the Company’s website (www.safenet-inc.com). Each of the members of the Audit Committee is independent, as defined by the Nasdaq Rules and the rules promulgated by the Securities and Exchange Commission under the Sarbanes-Oxley Act of 2002. The purpose of the Audit Committee is to oversee the financial reporting process, the internal audit function, the systems of internal accounting and financial controls, the performance of the Chief Financial Officer and the performance and independence of the Company’s independent registered public accounting firm, and to review and approve the plans for and results of the annual audit engagement. The Audit Committee recommends to the Board the appointment of a firm to serve as independent auditors, subject to ratification by the stockholders at the annual meeting. For more information regarding the Audit Committee, see “Report of Audit Committee.” The Committee held thirteen meetings during 2004.

Compensation Committee
      The Compensation Committee is composed of Bruce Thaw, Thomas Brooks and Arthur Money. Each of the members of the Compensation Committee is independent, as defined by the Nasdaq Rules. The Compensation Committee establishes the general compensation policies of the Company, establishes specific compensation for each executive officer of the Company and administers the Company’s stock plans. The Compensation Committee held nine meetings in 2004.

Nominating Committee
      The Nominating Committee is composed of Walter Straub, Andrew Clark and Bruce Thaw. The Nominating Committee assists the Board in identifying qualified individuals to become directors, makes recommendations to the Board of nominees for director, including nominees to fill a vacancy (including a vacancy created by an increase in the Board of Directors), makes recommendations to the Board regarding membership of Board committees, and assists the Board in monitoring and overseeing the overall corporate governance of the Company. The Nominating Committee has a charter, which is available on the Company’s website (www.safenet-inc.com). Each of the members of the Nominating Committee is independent, as defined by the Nasdaq Rules. The Committee held one meeting in 2004.
      The Nominating Committee will consider as potential nominees persons recommended by stockholders. Recommendations should be submitted to the Nominating Committee in care of the Secretary of SafeNet, Inc., 4690 Millennium Drive, Belcamp, Maryland 21017. Each recommendation should include a personal biography of the suggested nominee, an indication of the background or experience that the stockholder believes qualifies the person for consideration, a statement that the person has agreed to serve if nominated and elected, and any other information required under the Company’s bylaws.
      The Nominating Committee has used an informal process to identify potential candidates for nomination as directors. Candidates for nomination have been recommended by an executive officer or director, and considered by the Nominating Committee and the Board of Directors. The Nominating Committee has not adopted specific minimum qualifications that it believes must be met by a person it recommends for nomination as a director. In evaluating candidates for nomination, the Committee will consider the factors it believes to be appropriate, which include the candidate’s personal and professional integrity, business judgment, relevant experience and skills, and potential to be an effective director in conjunction with the rest of the Board of Directors in collectively serving the long-term interests of the Company’s stockholders. Although the Nominating Committee has the authority to retain a search firm to assist it in identifying director candidates, there has to date been no need to employ a search firm. The Nominating Committee does not evaluate potential nominees for director differently based on whether they are recommended to the Committee by a stockholder, an officer, a director or any other person.
      Stockholders who themselves wish to nominate a person for election to the Board of Directors, as contrasted with recommending a potential nominee to the Nominating Committee for its consideration, are required to comply with any advance notice and other requirements set forth in the Company’s Bylaws.

Shareholder Communications with Directors and Attendance at Annual Meeting
      In order to provide the Company’s stockholders with a direct and open line of communication to the Board of Directors, the Board of Directors has adopted the following procedures for communications to directors. Stockholders of the Company and other interested persons may communicate with the Chairman of the Nominating Committee, Audit Committee or Compensation Committee or with the non-management directors of the Company as a group by sending an email to investorinfo@safenet-inc.com. The email should specify which of the foregoing is the intended recipient.

      All communications received in accordance with these procedures will be reviewed initially by the Company’s Investor Relations Department. The Investor Relations Department will relay any such communication to the appropriate director or directors unless the Investor Relations Department determines that the communication:

•	does not relate to the business or affairs of the Company or the functioning or constitution of the Board of Directors or any of its committees;

•	relates to routine or insignificant matters that do not warrant the attention of the Board of Directors;

•	is an advertisement or other commercial solicitation or communication;

•	is frivolous or offensive; or

•	is otherwise not appropriate for delivery to directors.
      The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through the Company’s Investor Relations Department and only in accordance with the Company’s policies and procedures and applicable law and regulations relating to the disclosure of information.
      The Company’s Investor Relations Department will retain copies of all communications received pursuant to these procedures for a period of at least one year. The Board of Directors will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.
      The Board of Directors has a policy of encouraging members of the Board of Directors to attend the annual meetings of the stockholders. All of the directors attended last year’s annual meeting.

Code of Ethics
      The Company has adopted a Code of Ethics that applies to all of its directors, officers and employees performing financial functions for the Company, including its chief executive officer, chief financial officer, controller and any person performing similar functions. The Company has made this Code of Ethics available on its website at www.safenetinvestor.com. The Company intends to disclose future amendments to the code of ethics, or waivers from the provisions of the code of ethics granted to the chief executive officer, chief financial officer, controller and any person performing similar functions on this website.
Compensation of Directors
      The Company pays a meeting fee of $4,500 to each non-employee director for each board meeting attended, up to $18,000 annually. No fees are paid for telephonic board meetings. Members of the Audit Committee receive an additional $1,250 ($2,500 for the chairman) per quarter and members of the Compensation Committee receive an additional $875 ($1,125 for the chairman) per quarter. The Company reimburses all directors for travel and other reasonable business expenses incurred in the performance of their services for the Company.
      After each annual meeting of stockholders, each non-employee director of the Company who attended at least 75% of the aggregate number of meetings of the Board during the previous calendar year and who stood for election at the preceding annual meeting is granted a stock option exercisable for 20,000 shares of common stock. The per share option price is the closing price on the grant date. The option has a ten-year term and is fully vested on the grant date.
      Newly appointed directors receive an initial stock option grant for 20,000 shares of Common Stock. The per share option price is the closing price on the grant date. The option has a ten-year term and is fully vested on the grant date.

      All directors are parties to change of control agreements that provide that all of such directors’ options shall become immediately exercisable upon a change of control, and that such options shall remain exercisable through their full term.
Executive Officers
      The executive officers of the Company as of the date of this Proxy Statement are set forth in the table below. All executive officers are appointed at the annual meeting or interim meetings of the Board of Directors. Each executive officer is appointed by the Board of Directors to hold office until his or her successor is duly appointed and qualified.

Name	Age	Office or Position Held

Anthony A. Caputo	63	Chairman and Chief Executive Officer
Carole D. Argo	44	President and Chief Operating Officer
Kenneth A. Mueller	52	Chief Financial Officer, Senior Vice President and Treasurer
Steve Lesem	51	Senior Vice President of Worldwide Sales
Chris S. Fedde	54	Senior Vice President and General Manager, Enterprise Security Division
      Certain biographical information regarding the executive officers, except for Mr. Caputo (see Election of Directors), is set forth below:
      Carole D. Argo joined the Company in July 1999 as Senior Vice President and Chief Financial Officer. Ms. Argo was appointed Secretary and Treasurer in January 2000. Prior to joining the Company, Ms. Argo was Chief Financial Officer of Optelecom, Inc., a public company focusing on providing fiber optic equipment for video transmission, from August 1998 to July 1999. Previously, Ms. Argo was the Vice President of Finance and Operations for Byk Gardner, a color and appearance instrumentation company, for eight years. Ms. Argo has seven years of public accounting experience as an audit professional, most recently as an Audit Manager at Deloitte and Touche, LLP. She is a Certified Public Accountant and holds a Masters of Business Administration from Loyola College of Maryland and a Bachelor of Science in Accounting from the University of Arizona.
      Kenneth A. Mueller joined SafeNet in June 2004 as Chief Financial Officer, Senior Vice President and Treasurer. He is responsible for all accounting, finance, tax, treasury, information technology, and legal functions. From January 2003 through June 2004, Mr. Mueller was employed by Microsoft Corp. in the position of Chief Financial Officer, Microsoft Business Solutions. From December 1999 through December 2002, he was Senior Vice President of Finance and an executive officer at Divine, Inc, a service and software company that focused on extended enterprise solutions. Subsequent to Mr. Mueller’s departure from Divine, Inc, that company and its subsidiaries filed a voluntary petition to reorganize under Chapter 11 of the United States Bankruptcy Code in February 2003. Mr. Mueller has over 20 years of senior finance experience working in high growth tech companies like Platinum Technology, Galileo International, Apple Computer, and Digital Equipment. Mr. Mueller received a Bachelor of Science degree from Northwestern University and a Masters in Business Administration from DePaul University, and is a Certified Public Accountant.
      Steve Lesem joined SafeNet in January of 2005 as Senior Vice President of Worldwide Sales, responsible for the company’s overall revenue and senior sales leadership across all business lines globally. Mr. Lesem has over 20 years of sales and marketing experience with large sales organizations. Prior to SafeNet, Mr. Lesem was an executive with BMC Software. His last position was Vice President, Asia Pacific. In this role he orchestrated the sales execution of channels and alliances, actively developed BMC Software business opportunities and investments in China, and managed all lines of business across Asia Pacific. Mr. Lesem previously served as Vice President, Worldwide Sales and Marketing for BMC’s Security Business Unit. He also held multiple senior level, executive sales and marketing positions at IBM including General Manager, PC Server Sales and Marketing for North America. Mr. Lesem holds a Bachelor of Science in Electrical Engineering from the University of Texas.

      Chris S. Fedde joined SafeNet in February 2001 as the Director of Corporate Product Management and Business Development. Since Mr. Fedde joined SafeNet, he has been a key contributor to building the company’s security presence in the Federal Government and the financial community. Since his appointment as Senior Vice President and General Manager of SafeNet’s Enterprise Security Division, the company has seen a significantly increased demand for the company’s technology solutions and managed services. Prior to coming to SafeNet, Mr. Fedde was Director of Secure Products at Harris Corporation, where he started the security business and led its growth into a business unit. Mr. Fedde was responsible for the general management of the custom ASIC security business and turnkey secure systems and managed the business development and engineering departments. The business was particularly successful with customers requiring very high levels of security, including the U.S. Government. Before his employment at Harris, Mr. Fedde was the Engineering Manager at Motorola, developing wireless two-way products for the global markets. He holds several patents related to wireless technologies. Mr. Fedde received a BSEE degree from the University of Iowa.
Security Ownership of Management and Certain Other Beneficial Owners
      The following table sets forth as of June 15, 2005 (unless otherwise specified) the beneficial ownership of the Company’s Common Stock by persons known to the Company to be beneficial owners of more than five percent of the outstanding shares of the Company’s common stock, each director, each of the Named Executive Officers (as defined under “Executive Compensation”) and by all executive officers and directors of the Company as a group.

	Number of shares
Name (and address of 5% owners)	Beneficially owned(1)	Percent

FMR Corp.	1,399,251	5.7
82 Devonshire Street Boston, MA 02109(2)
Anthony A. Caputo(3)	1,023,700	4.2
Walter W. Straub(3)	554,453	2.3
Bruce R. Thaw(3)	306,667	1.2
Shelley A. Harrison(3)	163,334	(4)
Carole D. Argo(3)	123,274	(4)
Ira A. Hunt, Jr.(3)	88,667	(4)
Chris S. Fedde(3)	73,833	(4)
Thomas A. Brooks(3)	59,967	(4)
Andrew E. Clark(3)	40,000	(4)
David Potts(3)	40,000	(4)
Arthur L. Money(3)	31,220	(4)
Kenneth A. Mueller	0	0
All Current Executive Officers and Directors as a Group (12 persons)	2,517,615	10.3

(1)	The Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options. Each beneficial owner’s percentage ownership is determined by assuming that options or warrants held by such person (but not those held by any other person) and which are exercisable within 60 days have been exercised.

(2)	Based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2005 by FMR Corp.

(3)	Includes shares issuable pursuant to outstanding stock options that may be exercised within 60 days from the date hereof as follows: 466,599 shares for Mr. Caputo; 250,452 shares for Mr. Straub; 86,667 shares for Mr. Thaw; 163,334 shares for Dr. Harrison; 102,749 shares for Ms. Argo; 81,667 shares for Mr. Hunt;

72,500 shares for Mr. Fedde; 46,667 shares for Mr. Brooks; 30,000 shares for Mr. Clark; 40,000 shares for Mr. Potts; 31,220 shares for Mr. Money; 25,000 shares for Mr. Mueller; and 1,409,356 shares for all executive officers and directors as a group.

(4)	Represents less than 1% of the outstanding shares of common stock.

      The Company has adopted a policy limiting each director and each executive officer to selling no more than 50% of such director’s or officer’s total holdings of Company stock and vested options during any year. Certain exceptions are available, including exceptions related to hardship and expiring options. Holdings are calculated as of the most recent annual meeting of stockholders.
Compliance with Section 16(a) of the Exchange Act
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than 10% of the outstanding shares of Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on a review of the copies of such reports furnished to the Company and written representations from the executive officers and directors, the Company is unaware of any instances of noncompliance or late compliance with such filings during the fiscal year ended December 31, 2004 by its executive officers and directors.
Executive Compensation
      The following table sets forth certain information regarding compensation paid by the Company during each of the Company’s last three fiscal years to (1) the Company’s Chief Executive Officer and (2) the other four most highly compensated executive officers of the Company whose aggregate cash compensation in fiscal year 2004 exceeded $100,000 (the “Named Executive Officers”):
Summary Compensation Table

						Long-Term
						Compensation	All Other
		Annual Compensation				Awards	Compensation

				Other Annual
		Salary	Bonus	Compensation		Options
Name and Principal Position	Year	($)	($)	($)		(Shares)	$

Anthony A. Caputo,	2004	377,000	565,500	—	(1)	100,000	77,407	(5)
Chairman and Chief	2003	340,000	335,000	—	(1)	100,000	77,407	(5)
Executive Officer	2002	329,000	330,000	—	(1)	100,000	77,407	(5)
Carole D. Argo,	2004	271,957	226,600	—	(1)	100,000
President and	2003	180,000	175,000	—		50,000
Chief Operating Officer	2002	153,000	175,000	—	(1)	0
Kenneth A. Mueller	2004	143,118	68,750	185,000	(4)	100,000
Senior Vice President and
Chief Financial Officer(2)
Chris Fedde	2004	215,901	150,000	—	(1)	25,000
Senior Vice President and	2003	187,000	120,000	—	(1)	60,000
General Manager, Enterprise	2002	130,000	100,000	—	(1)	15,000
Security Division
David Potts	2004	215,009	—	—	(1)	10,000
Senior Vice President and	2003	143,000	65,000	109,000	(4)
General Manager, Embedded Security Division(3)

(1)	Perquisites and other personal benefits to the Named Executive Officer was less than both $50,000 and 10% of the total annual salary and bonus reported for such Named Executive Officers, and, therefore, information has not been included.

(2)	Mr. Mueller became an employee of the Company in June 2004.

(4)	Represents taxable relocation expenses.

(5)	Represents premiums paid under a variable life insurance policy.
Option Grants in Fiscal Year 2004
      The table below sets forth certain information with respect to stock options for shares of the Company’s common stock granted during fiscal year 2004 to the Named Executive Officers under the Company’s employee stock option plans. The Company did not grant any stock appreciation rights in 2004.

					Potential Realizable Value
					at Assumed Annual Rates
					of Stock Price
					Appreciation for Option
	Individual Grants				Term (4)

	Number of		% of Total
	Securities		Options
	Underlying		Granted to	Exercise or
	Options		Employees in	Base Price	Expiration
Name	Granted (#)		Fiscal Year (3)	($/Sh)	Date	5% ($)	10% ($)

Anthony A. Caputo	100,000	(1)	10.6	21.70	5/19/2014	1,365,000	3,458,000
Carole D. Argo	100,000	(2)	10.6	21.70	5/19/2014	1,364,701	3,458,000
Kenneth A. Mueller	100,000	(2)	10.6	22.19	7/28/2014	1,396,000	3,537,000
Chris Fedde	25,000	(2)	2.6	21.70	5/19/2014	341,250	864,500
David Potts	10,000	(2)	1.1	21.70	5/19/2014	136,500	345,800

(1)	The option became immediately exercisable on the grant date.

(2)	The option becomes exercisable in cumulative annual installments of 25% of the shares on each of the first, second, third and fourth anniversaries of the grant date.

(3)	There were 946,000 options granted to employees in 2004.

(4)	The potential realizable value has been calculated in conformity with Securities and Exchange Commission proxy statement disclosure rules and is not intended to forecast possible future appreciation of the common stock. No gain to the options is possible without stock price appreciation, which will benefit all shareholders. If the stock price does not increase above the exercise price, compensation to the named executive will be zero.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
      The table below sets forth certain information with respect to options for shares of the Company’s common stock exercised by the Named Executive Officers during fiscal year 2004 and with respect to options held by the Named Executive Officers at the end of fiscal year 2004.

			Number of Securities
			Underlying Unexercised		Value of Unexercised In-the-
			Options at		Money Options at
			December 31, 2004 (2)		December 31, 2004 ($)(2)
	Number of
	Securities
	Underlying	Value
	Options	Realized
Name	Exercised (1)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Anthony A. Caputo	0	0	460,349	31,251	14,037,218	948,586
Carole D. Argo	38,500	694,105	87,749	98,751	3,008,032	1,748,068
Kenneth A. Mueller	0	0	0	100,000	0	1,455,000
Chris Fedde	0	0	41,250	83,750	910,890	1,319,180
David Potts	12,500	196,625	0	100,000	0	970,000

(1)	No stock appreciation rights were exercised by any Company employee, executive officer or director in 2004, and there are no outstanding stock appreciation rights held by any employee, executive officer or director of the Company.

(2)	The value of unexercised stock options at December 31, 2004 is based on the last reported sale price of $36.74 for the common stock, as reported by The Nasdaq National Market on that date.
Employment Contracts, Termination of Employment and Change in Control Arrangements
      In September 2004, the Company and Mr. Caputo entered into an amendment to his employment agreement, originally executed in December 2001. The amendment extended the term of the agreement until September 2007. Pursuant to the terms of the agreement as amended, Mr. Caputo is to receive an annual salary of $329,422 adjusted annually based on a review by the Compensation Committee and a cost of living increase of no less than 10% per year. Mr. Caputo is also entitled to incentive compensation targeted at no less than 100% of annual salary if the Company’s business objectives as set forth in the Company’s annual business plan are achieved. During the term of Mr. Caputo’s employment agreement the Company agrees to provide to Mr. Caputo the benefits of a fully funded $2 million dollar Variable Life Insurance Policy (the “Variable Life Insurance Policy”) under an endorsement form of split-dollar arrangement. Ownership of the policy will transfer to a family trust formed by Mr. Caputo at the termination of his employment by the Company without “cause” or by Mr. Caputo for “good reason” (as such terms are defined in the agreement) and may be purchased by the trust from the Company for amounts stated in the split-dollar arrangement for termination otherwise. Upon transfer of the Variable Life Insurance Policy, Mr. Caputo is entitled to receive an additional amount equal to any federal, state and local income and employment taxes (including any taxes, interest or penalties imposed with respect to such additional payment) payable by Mr. Caputo as a result of such transfer.
      If the Company terminates Mr. Caputo’s employment without “cause” or if Mr. Caputo terminates for “good reason,” each as defined in the agreement, he is entitled to salary and target incentive compensation accrued through the termination date plus the lesser of (i) $600,000 or (ii) the balance of his compensation under the contract to the end of the agreement computed using the latest applicable salary rate. He is also entitled in that event to full funding of the Variable Life Insurance Policy. Additionally, if the Company terminates Mr. Caputo’s employment without cause or if he terminates for good reason, all stock options will become exercisable and will remain exercisable for a three-year period.
      In the event Mr. Caputo’s employment with the Company is terminated either by the Company without cause or by Mr. Caputo for good reason, within one year following the occurrence of a change in control, he is entitled to receive, in lieu of the severance payment otherwise payable, his annual salary multiplied by three, his then current target incentive compensation multiplied by three, the payment of all unpaid premiums which are required to fully fund the Variable Life Insurance Policy, and all of his stock options under Company plans shall be fully vested and exercisable and will remain exercisable for their full term. Also, if Mr. Caputo is subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to the payments or distributions in the nature of compensation made to him by the Company in connection with a change in control, he will be entitled to receive an additional amount so as to place him in the same after-tax position he would have been in had the excise tax not applied. If Mr. Caputo voluntarily terminates his employment then Mr. Caputo shall be entitled to receive accrued vacation in accordance with Company records and six months severance pay.
      In June 2004 the Company and Ms. Argo entered into an employment agreement for a term of five years. Pursuant to the terms of the agreement, Ms. Argo is to receive an annual salary of $275,000 adjusted annually based on a review by the Compensation Committee and a cost of living increase of no less than 10% per year. Ms. Argo is also entitled to incentive compensation targeted at no less than 100% of annual salary if the Company’s business objectives as set forth in the Company’s annual business plan are achieved.
      If the Company terminates Ms. Argo’s employment without “cause” or if Ms. Argo terminates for “good reason,” each as defined in the agreement, she is entitled to salary and target incentive compensation accrued through the termination date plus the lesser of (i) $550,000 or (ii) the balance of her compensation under the contract to the end of the agreement computed using the latest applicable salary rate. Additionally, if the Company terminates Ms. Argo’s employment without cause or if she terminates for good reason, all stock options will become exercisable and will remain exercisable for a three-year period.
      In the event Ms. Argo’s employment with the Company is terminated either by the Company without cause or by Ms. Argo for good reason, within one year following the occurrence of a change in control, she is entitled to receive, in lieu of the severance payment otherwise payable, her annual salary multiplied by three, her then current target incentive compensation multiplied by three, and all of her stock options under Company plans shall be fully vested and exercisable and will remain exercisable for their full term. Also, if Ms. Argo is subject to an excise tax under Section 4999 of the Code with respect to the payments or distributions in the nature of compensation made to her by the Company in connection with a change in control, she will be entitled to receive an additional amount so as to place her in the same after-tax position she would have been in had the excise tax not applied. If Ms. Argo voluntarily terminates her employment then she shall be entitled to receive accrued vacation in accordance with Company records and six months severance pay.
      In June 2004 the Company and Mr. Mueller entered into an employment agreement for a term of five years. Pursuant to the terms of the agreement, Mr. Mueller is to receive an annual salary of $275,000 adjusted annually based on a review by the Compensation Committee and a cost of living increase of no less than 10% per year. Mr. Mueller is also entitled to incentive compensation targeted at no less than 50% of annual salary if the Company’s business objectives as set forth in the Company’s annual business plan are achieved.
      If the Company terminates Mr. Mueller’s employment without “cause” or if Mr. Mueller terminates for “good reason,” each as defined in the agreement, he is entitled to salary and target incentive compensation accrued through the termination date plus the lesser of (i) $275,000 or (ii) the balance of his compensation under the contract to the end of the agreement computed using the latest applicable salary rate. Additionally, if the Company terminates Mr. Mueller’s employment without cause or if he terminates for good reason, all stock options will become exercisable and will remain exercisable for a three-year period.
      In the event Mr. Mueller’s employment with the Company is terminated either by the Company without cause or by Mr. Mueller for good reason, within one year following the occurrence of a change in control, he is entitled to receive, in lieu of the severance payment otherwise payable, his annual salary multiplied by three, his then current target incentive compensation multiplied by three, and all of his stock options under Company plans shall be fully vested and exercisable and will remain exercisable for their full term. Also, if Mr. Mueller is subject to an excise tax under Section 4999 the Code with respect to the payments or distributions in the nature of compensation made to him by the Company in connection with a change in control, he will be entitled to receive an additional amount so as to place him in the same after-tax position he would have been in had the excise tax not applied. If Mr. Mueller voluntarily terminates his employment then he shall be entitled to receive accrued vacation in accordance with Company records and six months severance pay.
      Mr. Fedde’s employment offer letter provides for the payment of six months salary should the Company terminate his employment without cause. In addition, in April 2004, the Company and Mr. Fedde entered into a change in control agreement. This agreement provides that if there is a change in control of the Company and Mr. Fedde is terminated by the Company without “cause” or terminates his employment for “good reason” (as such terms are defined in the agreement) within one year after such change in control, then he is entitled to receive, in lieu of the severance payment otherwise payable, a lump sum payment equal to the sum of (i) twelve months of his then annual salary plus (ii) the greater of his then current target incentive compensation or the average of his incentive compensation for the three years prior to the year of his termination. Also, in the event of such termination, all of Mr. Fedde’s stock options under Company plans shall be fully vested and exercisable and will remain exercisable for their full term. If Mr. Fedde is subject to an excise tax under Section 4999 of the Code with respect to the payments or distributions in the nature of compensation made to him by the Company in connection with a change in control, he will be entitled to receive an additional amount so as to place him in the same after-tax position he would have been in had the excise tax not applied.

      Mr. Lesem’s employment offer letter provides for the payment of six months salary should the Company terminate his employment without cause. In addition, in April 2005, the Company and Mr. Lesem entered into a change in control agreement. This agreement provides that if there is a change in control of the Company and Mr. Lesem is terminated by the Company without “cause” or terminates his employment for “good reason” (as such terms are defined in the agreement) within one year after such change in control, then he is entitled to receive, in lieu of the severance payment otherwise payable, a lump sum payment equal to the sum of (i) twelve months of his then annual salary plus (ii) the greater of his then current target incentive compensation or the average of his incentive compensation for the three years prior to the year of his termination. Also, in the event of such termination, all of Mr. Lesem’s stock options under Company plans shall be fully vested and exercisable and will remain exercisable for their full term. If Mr. Lesem is subject to an excise tax under Section 4999 of the Code with respect to the payments or distributions in the nature of compensation made to him by the Company in connection with a change in control, he will be entitled to receive an additional amount so as to place him in the same after-tax position he would have been in had the excise tax not applied.
2004 Compensation Committee Interlocks and Insider Participation
      The Compensation Committee for fiscal year 2004 was comprised of Bruce R. Thaw, Thomas A. Brooks and Arthur L. Money. No member of the Compensation Committee has ever been an employee or officer of the Company or any of its subsidiaries. None of the Company’s executive officers serves as a member of the compensation committee of any other entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.
Report of Compensation Committee on Executive Compensation
      The Compensation Committee of the Board of Directors (the “Committee”) reviews and approves the general compensation policies of the Company, specific compensation for each executive officer of the Company, the Company’s equity compensation plans and makes recommendations to the Board of Directors regarding these matters. The Company’s policy, as administered through the Committee, is to provide compensation packages to the executive officers of the Company sufficient to attract and retain persons of exceptional quality and to provide effective incentives to motivate and reward such executives for achieving the technical, financial and strategic goals of the Company essential to the Company’s long-term success and to growth in stockholder value. Consequently, a significant portion of the compensation of the executive officers and directors is dependent on company performance and maintenance of value in the marketplace. The Company’s typical executive compensation package consists primarily of three components: (1) base salary; (2) incentive cash bonuses; and (3) stock options. Competitive fringe benefits are also provided.

Base Compensation
      The Committee’s approach is to offer executive salaries highly competitive with those of other executives in the industry in which the Company operates. To that end, the Committee evaluates the competitiveness of its base salaries based upon information drawn from various sources, including published and proprietary survey data, consultants’ reports and the Company’s own experience recruiting and training executives and professionals. The Company’s base salary levels are intended to be consistent with competitive practice and level of responsibility, with salary increases reflecting competitive trends, the overall financial performance of the Company and the performance of the individual executive.

Bonuses
      In addition to base salary, executives are eligible to receive discretionary bonuses, from time to time, upon the achievement of certain technical/engineering, financial and sales/marketing milestones. The amount of the bonus and any performance criteria vary with the position and role of the executive within the Company. In addition, for all executives, the Committee, with the assistance of the Company’s Chief Financial Officer, reviews the Company’s actual financial performance against its internally budgeted performance in determining year-end bonuses, if any. However, the Committee does not set objective performance targets for employees other than executive officers.

Stock Option Grants
      The Company, from time to time, grants stock options in order to provide certain executives with a competitive total compensation package and to reward them for their contribution to the long-term price performance of the Company’s Common Stock. Grants of stock options are designed to align the executive’s interest with that of the stockholders of the Company. In awarding option grants, the Committee will consider, among other things, the amount of stock and options presently held by the executive, the executive’s past performance and contributions, and the executive’s anticipated future contributions and responsibilities. Stock options are also provided to all new employees as well as occasional grants in recognition of superior performance, etc. The overall objective of the stock option program is to cause employees to identify with the success of the company and to incent superior performance.

Compensation for the Chief Executive Officer in 2004
      The Committee approved an annual salary for Mr. Caputo of $377,000 for 2004. Based on Mr. Caputo’s employment agreement, his incentive compensation is targeted at no less than 100% of his current base salary and is based on achievement of the Company’s business objectives as set forth in the Company’s annual business plan. In determining the total bonus to be paid to Mr. Caputo, for 2004 the Committee considered several factors, including financial performance, complete integration of acquired businesses, growth of the Company in terms of customers and channels of distribution, development of new products, achievement of (or exceeding) strategic corporate goals and increasing the brand awareness of the Company and its product offerings. In making compensation decisions based on the criteria set forth above, the Committee believes that the compensation paid to Mr. Caputo is closely tied to the performance of the Company. The Committee recommended granting a total bonus of 150% of base salary for 2004.

Bruce R. Thaw, Thomas A. Brooks and Arthur L. Money
Report of Audit Committee
      The undersigned members of the Audit Committee of SafeNet, Inc. oversee the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements for the fiscal year ended December 31, 2004 with management, including a discussion of the quality and acceptability of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.
      The Audit Committee also reviewed the audited financial statements with the Company’s independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, its judgments as to the quality and acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, “Communications with Audit Committees,” as amended by Statement on Auditing Standards No. 90. In addition, the Audit Committee discussed with the independent registered public accounting firm their independence from management and the Company, including the matters in the written disclosures and letter provided by the independent registered public accounting firm as required by the Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees” and considered the compatibility of nonaudit services with the auditors’ independence.

      The Audit Committee notes that, as of the end of 2004 the Company carried out an evaluation, under the supervision and participation of management, including the Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures. Based on this evaluation, the Chief Executive Officer and Chief Financial Officer assessed the Company’s disclosure controls and procedures to be effective.
      The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plan for their audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held thirteen meetings during fiscal year 2004, which were attended by all members.
      The Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on management’s assessment and the effectiveness of the Company’s internal control over financial reporting. The Committee discussed with management and the independent registered public accounting firm significant deficiencies identified during the course of the assessment and the audit and management’s plan to remediate those control deficiencies.
      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements and related schedule and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in the Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2004, both filed by the Company with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to shareholder approval, the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005.
      Andrew E. Clark, Audit Committee Chair, Thomas A. Brooks, Audit Committee Member, Ira A. Hunt, Jr., Audit Committee Member, and Arthur Money, Audit Committee Member
Independent Registered Public Accounting Firm Fee Information

Audit Fees
      Fees for audit services totaled $2,041,000 in 2004 and $689,000 in 2003, including fees associated with the annual audit of the Company’s consolidated financial statements and it’s internal control over financial reporting, the reviews of the Company’s quarterly reports on Form 10-Q, statutory audits required internationally, and review of SEC registration statements and related consents.

Audit-Related Fees
      Fees for audit-related services totaled $33,000 in 2004 and $120,000 in 2003. Audit-related services principally include due diligence in connection with acquisitions, audits in connection with proposed or consummated acquisitions and other consultations.

Tax Fees
      Fees for tax services totaled $373,000 in 2004 and $342,000 in 2003. Major components of these fees included the following:

	2004	2003

Major Components of tax fees:
U.S. federal, state and local tax compliance	$57,000	$30,000
Domestic and foreign tax planning, compliance, and advice	124,000	85,000
Tax and human resource due diligence services pertaining to potential business acquisitions, including advice on tax structuring	192,000	219,000
Expatriate tax assistance and compliance	—	8,000

	$373,000	$342,000

All Other Fees
      Fees for all other services not included above totaled $424,000 in 2004 and $446,000 in 2003, principally including services rendered in connection with post-merger integration services.
Policy on Audit Committee Pre-Approval of Audit Services and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
      The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services performed by the independent registered public accounting firm. Prior to engagement of the independent registered public accounting firm for the next year’s audit, the independent registered public accounting firm provides the scope of the proposed audit and related fees for services expected to be rendered during that year within each of four categories of services to the Audit Committee for approval. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. The Audit Committee is also informed routinely as to the services actually provided by the independent registered public accounting firm pursuant to this pre-approval process. The Audit Committee’s prior approval must be obtained before the scope or cost of pre-approved services is increased and if the need for other permissible non-audit services arises during the course of the year.
      In determining whether to pre-approve any given services, the Committee considers whether such services are consistent with the continued independence of the independent registered public accounting firm under the SEC’s rules, whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, whether the service might enhance the Company’s ability to manage or control risk or improve audit quality.
      The Audit Committee pre-approved all audit and non-audit services provided by Ernst & Young LLP in 2004.
      The Audit Committee has delegated pre-approval authority to its Chairman to pre-approve services to be provided by the independent registered public accounting firm between meetings. The Chairman must report any decisions to the Audit Committee at the next scheduled meeting.
Certain Relationships and Related Transactions
      Effective May 1, 2003, the Company hired Shelley A. Harrison, a member of its Board of Directors, as a part-time employee to provide services relating to the Company’s Embedded Security Division, corporate development and business combination strategy. In consideration for such services, Dr. Harrison is currently compensated at a rate of $189,000 per year and was granted options for 50,000 shares of common stock at an exercise price equal to the price of the common stock on the date of grant, which options were fully vested on the date of grant. Dr. Harrison subsequently served as joint holder of the Office of President and Chief Operating Officer from December 2003 to June 2004. As further compensation for Dr. Harrison’s employment in those roles, Dr. Harrison was granted options for 50,000 shares of common stock at an exercise price equal to the price of the Common Stock on the date of grant, which options were fully vested on the date of grant.

STOCK PERFORMANCE CHART
      The chart below compares the total return (change in year-end stock price plus reinvested dividends) of the Company’s Common Stock, the Total Return Index for the NASDAQ Stock Market (U.S.) and the NASDAQ Computer and Data Processing Services Stock Index. The graph assumes that $100 was invested in the Company’s Common Stock and in each of the foregoing indices. The graph also assumes that all dividends were reinvested.
      There can be no assurance as to the future trends in the total return of the Company’s Common Stock or of the foregoing indices. The Company does not make nor does it endorse any predictions as to future stock price performance.

	Nasdaq Computer and
	Data Processing Services	Total Return Index for
Year	Index	Nasdaq Stock Market (U.S.)	The Company

1999	100.0000	100.0000	100.0000
2000	55.6881	60.7110	229.2683
2001	42.1639	47.9295	92.3902
2002	26.7739	32.8191	123.6586
2003	40.2039	49.2312	149.6098
2004	41.5107	53.4597	179.2195

PROPOSAL NO. 2
TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE
COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
FISCAL YEAR ENDING DECEMBER 31, 2005
      The Board of Directors, based on the recommendation of the Audit Committee, selected Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005, subject to ratification by the stockholders. Ernst & Young LLP will have a representative at the annual meeting who will have the opportunity to make a statement and who will be available to answer appropriate questions.
      It is understood that even if the recommendation is approved, the Board of Directors, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.
THE BOARD OF DIRECTORS RECOMMENDS AND ENCOURAGES YOU TO VOTE “FOR”
THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE
COMPANY’S REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
FISCAL YEAR ENDING DECEMBER 31, 2005.
PROPOSAL NO. 3
TO INCREASE THE NUMBER OF SHARES IN THE 2001 OMNIBUS STOCK PLAN
      The Company’s stockholders approved the 2001 Omnibus Stock Plan (the “2001 Plan”) on May 16, 2001. The 2001 Plan is intended to provide employees and directors with an incentive to actively contribute to the Company’s growth by enabling them to acquire a proprietary interest in the Company. The Company’s stockholders approved a proposal at the 2002 annual meeting of stockholders to increase the maximum shares available for awards under the 2001 Plan from 1,000,000 to 1,600,000. The Company’s stockholders approved a proposal at the 2003 annual meeting of stockholders to increase the maximum shares available for awards under the 2001 Plan to 2,100,000. The Company’s stockholders approved a proposal at a special meeting of stockholders in 2004 to increase the maximum shares available for awards under the 2001 Plan to 3,000,000.
      We are proposing that the shareholders approve an additional 3,000,000 shares that may be sold or optioned under the 2001 Plan.
      If the amendment increasing the number of shares under the 2001 Plan is approved, the 2001 Plan will be amended so that the number of shares that may be issued pursuant to restricted or unrestricted stock awards, or that may be referenced in a phantom stock award, will be limited, in any combination, to 1,000,000 shares of Common Stock and the 2001 Plan will be amended to prohibit stock awards or phantom stock awards from vesting based on less than 3 years of service, unless vesting is based upon meeting specified performance goals, in which case the stock awards or phantom stock awards may vest after one year. These limitations would not apply to stock options or stock appreciation rights.
THE BOARD OF DIRECTORS RECOMMENDS AND ENCOURAGES YOU TO VOTE “FOR”
THE INCREASE IN THE NUMBER OF SHARES AVAILABLE FOR AWARDS
UNDER THE 2001 OMNIBUS STOCK PLAN

Reasons for increase
      The Company grants options to its employees and directors to maintain a competitive compensation package necessary to attract talented business professionals to join the Company. Based on this policy and the current number of shares available under the existing Plan, there are not enough shares left in the Plan to issue desired grants to employees and directors in the future. This is a result of the Company’s expectations for continued growth, including growth through acquisitions.
      The following summary of the 2001 Plan does not purport to be complete. A copy of the 2001 Plan, as amended and restated, is attached as Annex A to this proxy statement. In addition, any stockholder of the Company who wishes to obtain a copy of the 2001 Plan may do so upon written request to the Company’s Secretary, Kevin Hicks, at the Company’s principal executive offices located at 4690 Millennium Drive, Belcamp, Maryland 21017.

Administration
      The Board of Directors of the Company or a committee appointed by the Board of Directors (hereinafter referred to as the “Board”) administers the 2001 Plan. The Board has full authority, subject to the provisions of the 2001 Plan, to award incentive stock options and nonstatutory stock options, restricted stock, stock appreciation rights, phantom stock or performance awards (collectively “Awards”).
      Subject to the provisions of the 2001 Plan, the Board will determine at its sole discretion, among other things, the persons to whom from time to time Awards may be granted (“Participants”), the number of shares of Common Stock (the “Shares”) and exercise price, if any, under the Awards, any restrictions or limitations on the Awards, including vesting, exchange, deferral, surrender, cancellation, acceleration, termination, or forfeiture provisions related to such Awards. The interpretation and construction by the Board of any provisions of, or the determination of any questions arising under, the 2001 Plan or any rule or regulation established by the Board pursuant to the 2001 Plan, will be final, conclusive and binding on all persons interested in the 2001 Plan.

Shares Subject to the 2001 Plan
      If the increase in the number of shares that may be sold or optioned under the 2001 Plan is approved, the 2001 Plan will authorize the granting of Awards, up to a maximum of 6,000,000 shares to be acquired by the Participants. In order to prevent the dilution or enlargement of the rights of the Participants under the Plan, the number of shares authorized by the 2001 Plan and the number of shares subject to outstanding Awards are subject to adjustment in the event of any increase or decrease in the number of shares of outstanding Common Stock resulting from a stock dividend, stock split, reverse stock split, combination of shares, merger, reorganization, consolidation, recapitalization or other change in the corporate structure affecting the Company’s capital stock. If any Award granted under the 2001 Plan is forfeited or terminated, the shares that were underlying such Award shall again be available for distribution in connection with Awards subsequently granted under the 2001 Plan.
      In addition, if the increase is approved, the 2001 Plan will be amended so that the number of shares that may be issued pursuant to restricted or unrestricted stock awards, or that may be referenced in a phantom stock award, will be limited, in any combination, to 1,000,000 shares of Common Stock and the 2001 Plan will be amended to prohibit stock awards or phantom stock awards from vesting based on less than 3 years of service, unless vesting is based upon meeting specified performance goals, in which case the stock awards or phantom stock awards may vest after one year. These limitations would not apply to stock options or stock appreciation rights.
      The 2001 Plan further provides that the maximum number of shares of Common Stock subject to awards of any type that may be granted during any one calendar year to any one individual shall be limited to 200,000.

Eligibility
      Subject to the provisions of the 2001 Plan, Awards may be granted to employees, directors and consultants of the Company or its subsidiaries.

Effective Date and Term of 2001 Plan
      The 2001 Plan became effective on March 5, 2001, the date on which the Board of Directors adopted it. The 2001 Plan will terminate ten (10) years after the effective date, subject to earlier termination by the Board of Directors. No Award may be granted after March 5, 2010, but Awards previously granted may extend beyond such date.

Nature of Restricted Stock
      Restricted stock awards typically will be granted at no purchase price, although if required under applicable corporate law, the Board of Directors may establish a purchase price set at the par value of the Common Stock, payable in cash or by other means, including recognition of past employment. Shares of restricted stock are shares of Common Stock that the grantee is not entitled to sell or otherwise transfer until ownership of the shares vest. The vesting schedule for restricted stock will be determined by the Board of Directors upon grant. If so determined by the Board of Directors upon grant, recipients of restricted stock may receive certain other rights attaching to shares of Common Stock generally, such as dividend and voting rights, as of the date of grant or such later date as the Board may determine (but not later than the date of vesting for such stock). If the recipient of restricted stock ceases to be employed by the Company or any subsidiary of the Company before the vesting date, the restricted stock will be forfeited to the Company.

Nature of Options
      The 2001 Plan provides for the grant of options, which may be nonstatutory options, incentive stock options, or any combination of the foregoing. In general, options granted under the 2001 Plan are not transferable and have a term not to exceed ten (10) years from the date of grant. The per share exercise price of an incentive stock option granted under the 2001 Plan may not be less than the fair market value of the Common Stock on the date of grant. Incentive stock options granted to persons who have voting control over 10% or more of the Company’s capital stock are granted at 110% of the fair market value of the underlying shares on the date of grant and expire five years after the date of grant. The exercise price of nonstatutory stock options is the price determined by the Board. Outstanding stock options may not be amended to reduce the exercise price.

Exercise of Options
      The 2001 Plan provides the Board with the sole discretion to determine when options granted thereunder will become exercisable. Generally, such options may be exercised after a period of time specified by the Board at any time prior to expiration, so long as the optionee remains employed by the Company, except in the case of termination without cause, death or disability, where special rules apply. No option granted under the 2001 Plan is transferable by the Participant other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by the optionee. There is a limited exception for nonqualified stock options, which may be transferred by gift or domestic relations order, with the permission of the Board, to certain family members and family owned entities.

Nature of Stock Appreciation Rights
      Upon exercise, a stock appreciation right (“SAR”) entitles the grantee to receive a payment equal to the product of the excess of the fair market value on the exercise date of a share of Common Stock over the base price per share specified in the grant agreement, multiplied by the number of shares with respect to which the SAR is exercised. SARs will be granted on a freestanding basis (without regard to or in addition to the grant of a stock option) or on a tandem basis (related to the grant of an underlying stock option). SARs granted in tandem with or in addition to a stock option may be granted either at the same time as the stock option or at a later time; provided, however, that a tandem SAR shall not be granted with respect to any outstanding incentive stock option award without the consent of the grantee.

Nature of Phantom Stock
      Phantom stock entitles the holder to an economic interest equivalent to the ownership of the underlying shares but not the rights of a stockholder.

Nature of Performance Awards
      Performance Awards become payable on account of attainment of one or more performance goals. Performance Awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash by the Company upon attainment of the performance goals.

Agreements
      Awards granted under the 2001 Plan will be evidenced by agreements consistent with the 2001 Plan in such form as the Board may prescribe. Neither the 2001 Plan nor agreements thereunder confer any rights to continued employment upon any Participant.

ERISA and the Code
      The 2001 Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (“Code”), and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Amendments to the 2001 Plan
      The Board may at any time, and from time to time, amend, modify or terminate any of the provisions of the 2001 Plan, but no amendment, modification or termination shall be made which would impair the rights of a Participant under any agreement theretofore entered into pursuant to an Award without the Participant’s consent, and no amendment may be made without shareholder approval if such amendment increases the number of shares of Common Stock subject to the 2001 Plan or such approval is required by any tax or regulatory requirement or rule of the Nasdaq National Marketor any exchange on which the Common Stock is traded.
Federal Income Tax Considerations
      The discussion that follows is a summary, based upon current law, of some of the significant federal income tax considerations relating to Awards under the 2001 Plan. The discussion does not address state, local or foreign tax consequences. The summary is based on the provisions of the Code as in effect on the date of this proxy statement and on existing and proposed regulations and rulings thereunder, all of which are subject to change. Each Participant is urged to consult his tax advisor prior to exercise of an option or other Award and prior to sale or other disposition of Shares acquired under the 2001 Plan.

Restricted Stock Awards
      A grantee of a restricted stock Award of Common Stock generally will recognize ordinary income equal to the fair market value of the Common Stock received less any amount paid for such Common Stock. The grantee’s tax basis in the Common Stock is equal to the sum of the amount paid, if any, for such Common Stock and the amount of ordinary income recognized. Where the Common Stock is subject to restrictions such as a performance contingency or other vesting requirement, except as otherwise provided below, the ordinary income generally will be recognized at the time the performance contingency is met or the vesting requirement is satisfied (i.e., when the restrictions lapse). At such time, a grantee generally will recognize ordinary income equal to the then fair market value of the Common Stock less any amount paid for such Common Stock.
      A grantee who is awarded restricted stock may elect (i.e., a “Section 83(b) Election”), in accordance with Treasury Regulations and within thirty days after the grant of the stock Award, to recognize ordinary income on the grant date rather than the date the restrictions lapse, in an amount equal to the fair market value of the stock on the grant date less any amount paid for such stock. If a Section 83(b) Election is timely made, any appreciation in the value of the Common Stock subsequent to the grant date would not generate additional income until the stock is sold or exchanged, in which case any gain on the sale or exchange would be taxable as capital gain. However, if a Section 83(b) Election is made and some or all of the Common Stock is subsequently forfeited in accordance with the terms of the restricted stock award agreement, the grantee is entitled to a capital loss deduction only to the extent that the amount paid, if any, for such Common Stock exceeds the amount realized, if any, upon such forfeiture.
      The Company generally will be entitled to a deduction for federal income tax purposes which will correspond in timing and amount to the recognition of ordinary income by the grantee, provided such income is appropriately reported by the Company to the grantee.

Incentive Stock Options
      A Participant will not recognize taxable income upon the grant or exercise of an incentive stock option, except under certain circumstances when the exercise price is paid with already-owned shares of Common Stock that were acquired through the previous exercise of an incentive stock option. However, upon the exercise of an incentive stock option, the excess of the fair market value of the Shares received on the date of exercise over the exercise price of the Shares will be treated as a tax preference item for purposes of the alternative minimum tax. In order for the exercise of an incentive stock option to qualify for the foregoing tax treatment, the Participant generally must be an employee of the Company from the date the incentive stock option is granted through the date three months before the date of exercise, except in the case of death or disability, where special rules apply. Pursuant to the provisions of the 2001 Plan, the aggregate fair market value (determined on the date of grant) of the Shares with respect to which incentive options are for the first time exercisable by a Participant during any calendar year cannot exceed $100,000. The Company will not be entitled to any tax deduction with respect to the grant or exercise of an incentive stock option.
      If Shares acquired upon exercise of an incentive stock option are not disposed of by the Participant within two years from the date of grant or within one year after the transfer of such Shares to the Participant (the “ISO Holding Period”), then (i) no amount will be reportable as ordinary income with respect to such Shares by the Participant or recipient and (ii) the Company will not be allowed a tax deduction in connection with the Shares acquired pursuant to the exercise of the incentive stock option. If a sale of such Shares occurs after the ISO Holding Period has expired, then any amount recognized in excess of the exercise price will be reportable as a long-term capital gain, and any amount recognized below the exercise price will be reportable as a long-term capital loss. The exact amount of income tax payable on a long-term capital gain will depend upon the income tax rates in effect at the time of the sale. The ability of a Participant to utilize a long-term capital loss will depend upon the Participant’s other income tax attributes and the statutory limitations on capital loss deductions. To the extent that alternative minimum taxable income was recognized on exercise of the incentive stock option, the basis in the Shares acquired may be higher for determining a long-term capital gain or loss for alternative minimum tax purposes.
      A “disqualifying disposition” will result if the Shares acquired upon the exercise of an incentive stock option are sold by the Participant before the ISO Holding Period has expired. In such case, at the time of a disqualifying disposition, the Participant will recognize ordinary income in the amount of the difference between the exercise price and the lesser of (i) the fair market value on the date of exercise or (ii) the amount realized on disposition. The Company will be allowed a deduction on its federal income tax return in the year of the disqualifying disposition equal to the ordinary income recognized by the Participant. The Participant will report as a short-term or long-term capital gain, as applicable, any amount realized in excess of the fair market value on the date of exercise. To the extent that alternative minimum taxable income was recognized on exercise of the incentive stock option, the basis in the Shares acquired may be higher for determining a short-term or long-term capital gain or loss for alternative minimum tax purposes.
      The general rules discussed above are different if the Participant disposes of the Shares in a disqualifying disposition in which a loss, if actually sustained, would not be recognized by the Participant. Examples of these dispositions include gifts or sales to related parties such as members of the Participant’s family and corporations or entities in which the Participant owns a majority equity interest. In such circumstances, in the year of disposition the Participant would recognize ordinary income equal to the difference between the exercise price of the Shares and the fair market value of the Shares on the date of exercise. The amount of ordinary income would not be limited by the price at which the Shares were actually sold by the Participant to the related party.
      If the Participant retires or otherwise terminates employment with the Company, other than by reason of death or permanent and total disability, an incentive stock option must be exercised within three months of such termination in order to be eligible for the tax treatment of the incentive stock options described above. If a Participant terminates employment because of a permanent and total disability, the incentive stock option will be eligible for such treatment if it is exercised within one year of the date of termination of employment. In the event of a Participant’s death, the incentive stock option will be eligible for such treatment if exercised by the Participant’s legatees, personal representatives or distributees, provided that the death occurred while the Participant was employed, within three months of the date of termination of employment or within one year following the date of termination of employment because of permanent and total disability.

Nonqualified Stock Options
      In general, a Participant to whom a nonstatutory option (“NSO”) is granted will recognize no taxable income at the time of the grant. Upon exercise of a NSO, the Participant will recognize ordinary income in an amount equal to the amount by which the fair market value of the Shares on the date of exercise exceeds the exercise price of the NSO, and the Company will generally be entitled to a tax deduction equal to the ordinary income recognized by the Participant in the year the participant recognizes ordinary income, subject to the limitations of Section 162(m) of the Code. The Company is required to withhold certain income taxes from Participants who are employees upon exercises of a NSO and must properly report the income to the Participant to be entitled to a tax deduction.
      Any disposition thereafter will result in a capital gain or loss equal to the difference between the selling price of the Shares and the fair market value of the Shares on the date of exercise of the NSO. Such capital gain or loss will be a long-term or short-term capital gain or loss depending upon the period the Shares are held. The required holding period for long-term capital gains is presently one year. The excess of the net long-term capital gain over net short-term capital loss is currently taxable at a maximum tax rate of 15%. Capital losses are currently deductible for individuals to the extent of capital gains plus an amount not to exceed $3,000 ($1,500 for married individuals filing separately). There is no tax impact to the Company upon the sale of the Shares.

Tender of Stock in Payment of Option Exercise Price
      The 2001 Plan provides that nonqualified stock options and incentive stock options, if authorized by the Board, may be exercised by tendering shares of Company Common Stock with a fair market value equal to part or all of the option exercise price. As a general rule, the delivery of Company Common Stock to exercise an Option granted under the 2001 Plan is treated as a nontaxable exchange to the extent that the optionee receives an equal number of shares of Company Common Stock upon exercise of the Option. The tax basis of the shares received will be the same as the optionee’s tax basis for the tendered shares. The excess of the value of any additional shares received over any money paid upon exercise constitutes taxable income in the case of a nonqualified stock option, but not in the case of an incentive stock option. Any additional shares received upon the exercise of a nonqualified stock option will have an aggregate basis equal to the amount included in the optionee’s income as a result of the exercise of the option plus any money paid (i.e., generally their fair market value). Any additional shares received upon the exercise of an incentive stock option will have a tax basis equal to the amount of the money paid, if any.
      There is one exception to the above rules. If the Company Common Stock used to effect the exchange was received pursuant to the exercise of an incentive stock option and the requisite ISO Holding Period requirements have not been satisfied (including circumstances where shares are withheld or otherwise tendered pursuant to a cashless exercise of an incentive stock option), the tender of such shares would constitute a disqualifying disposition. In that case, the exchange of such shares would be treated as a taxable exchange, not a nontaxable exchange. The optionee would recognize income upon the exchange of such shares as described above under “Incentive Stock Options.”

Stock Appreciation Rights and Phantom Stock
      A grantee of a SAR or Phantom Stock will recognize ordinary income at the time payment is made in the amount of such payment, which in the case of an employee will be subject to tax withholding. The Company generally will be entitled to a corresponding deduction for federal income tax purposes in the same amount and at the same time.

Long Term Capital Gain
      The maximum tax rate for long term capital gain under the Code is presently 15%.

Alternative Minimum Tax
      A taxpayer may be subject to an alternative minimum tax which is payable to the extent that such alternative minimum tax exceeds the taxpayer’s regular income tax for the year. The alternative minimum tax is imposed at a flat rate of 26% on the taxpayer’s alternative minimum taxable income up to $175,000 in excess of an exemption amount, and at a rate of 28% on the taxpayer’s alternative minimum taxable income greater than $175,000 above the exemption amount. In computing a taxpayer’s alternative minimum taxable income, the excess of the fair market value of the shares on the exercise date of an incentive stock option over the exercise price is included in alternative minimum taxable income. If, however, a disqualifying disposition occurs in the year in which the option is exercised, which disposition is a sale or exchange in which a loss (if sustained) would be recognized, the maximum amount that is included in alternative minimum taxable income is the gain realized on the disposition of the shares. The portion of a taxpayer’s alternative minimum tax attributable to certain items included in the computation of alternative minimum taxable income (including amounts attributable to the exercise of an incentive stock option) may be credited against the taxpayer’s regular tax liability in later years to the extent that the regular tax liability exceeds the alternative minimum tax.

Tax Withholding
      The Company may require that a Participant pay to the Company in cash any federal, state and local taxes required by law to be withheld with respect to the grant of any Award under the 2001 Plan or exercise pursuant to such Award or related delivery of shares under the 2001 Plan. The Company, to the extent permitted or required by law, will have the right to deduct from any payment owed to a Participant (including salary or other compensation), any such federal, state or local taxes required to be withheld with respect to the grant of any Award under the 2001 Plan or exercise pursuant to such Award or related delivery of Shares under the 2001 Plan. In the alternative, the Company may retain or sell without notice a sufficient number of the shares to be issued to the Participant to cover any such taxes.
      Under the 2001 Plan, if authorized by the Board, a Participant may deliver shares of the Company’s Common Stock, including shares acquired upon exercise of an option, to pay withholding taxes due on exercise of the option. Shares of Common Stock delivered to or retained by the Company to pay withholding taxes will be valued on the date as of which the withholding tax liability is determined.
      The delivery of Common Stock of the Company to pay withholding taxes generally will result in a taxable gain to the participant to the extent that this value exceeds the Participant’s basis in the stock. If the Common Stock delivered was acquired pursuant to the exercise of an incentive stock option and the requisite holding period requirements have not been satisfied (including circumstances where shares are withheld upon the exercise of an incentive stock option to pay the withholding taxes), a disqualifying disposition will result.

Potential Limitation on Company Deductions.
      Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.
      Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders. It is intended that stock options issued under the 2001 Plan will qualify as “performance-based compensation.”
Vote Required
      Assuming a quorum consisting of a majority of all of the outstanding shares of Common Stock is present, in person or by proxy, at the annual meeting, the affirmative vote of the holders of a majority of the shares present, in person or by proxy, at the annual meeting, is required to approve the increase in number of shares in the 2001 Plan. If you abstain, it will have the same effect as a vote against this proposal.
Plan Benefits
      The Awards that will be made to Participants under the 2001 Plan for any fiscal year are subject to the discretion of the Board. Consequently, it is not possible to determine at this time the amount of the Awards that will be paid in 2005. Options granted under the 2001 Plan to named executive officers and employees in 2004 are shown in “Option Grants in Fiscal Year 2004.” As of the date of this Proxy Statement, approximately 342,270 options have been granted to employees under the 2001 Plan during 2005.
      The following table sets forth the option grants, which will be made to non-employee directors (assuming all are elected) after the 2005 annual meeting of stockholders, provided that the non-employee Director attends 75% of the aggregate number of Board of Directors’ meetings during 2005. As of the date of this Proxy Statement 10,000 options have been granted to directors under the 2001 Plan during 2005.

Number of
Name	Options

Thomas A. Brooks	20,000
Andrew E. Clark	20,000
Shelley A. Harrison	20,000
Ira A. Hunt, Jr.	20,000
Arthur Money	20,000
Walter Straub	20,000
Bruce R. Thaw	20,000
All non-executive directors As a group (7 persons)	140,000

Equity Compensation Plan Information
      The table below sets forth certain information as of June 15, 2005 with respect to common stock of the Company authorized for issuance under the Company’s equity compensation plans. (1)

	(a)	(b)	(c)

			Number of securities
			remaining available for
			future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in
Plan category	warrants and rights	warrants and rights	column (a))

Equity compensation plans approved by stockholders	2,395,358	$19.47	327,706
Equity compensation plans not approved by stockholders	281,758	$20.04	44,305
Total	2,677,116	$19.53	372,011

(1)	Also, there are outstanding options for 1,388,461 shares of common stock of the Company issued in connection with the acquisition of Rainbow Technologies, Inc. in March 2004. The weighted average exercise price of these options is $21.53. There are outstanding options for 29,452 shares of common stock of the Company issued in connection with the acquisition of Datakey, Inc. in December 2004. The weighted average exercise price of these options is $38.01. There are outstanding options for 34,765 shares of common stock of the Company issued in connection with the acquisition of MediaSentry, Inc. in June 2005. The weighted average exercise price of these options is $20.00.
      The securities to be issued upon exercise of options under equity compensation plans not approved by stockholders reflect shares of common stock that were reserved for issuance under the former 2000 Non-Qualified Stock Option Plan (the “2000 Plan”). The 2000 Plan previously reserved 800,000 shares of common stock for issuance upon the exercise of non-qualified stock option awards. The 2000 Plan was amended and restated by the 2001 Omnibus Stock Plan, and in connection with such amendment and restatement, the number of shares that had been reserved for issuance under the 2000 Plan was reduced from 800,000 to 400,000.
STOCKHOLDER PROPOSALS
      Stockholders who wish to present proposals for action at the 2006 Annual Meeting of Stockholders should submit their proposals in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement. Pursuant to the rules of the Securities and Exchange Commission, proposals must be received by the Secretary on or before February 24, 2006 in order to be considered for inclusion in next year’s proxy materials. In addition, the Company’s bylaws provide that any proposals or nominations by stockholders must be delivered to the Secretary at the address of the Company set forth on the first page of this Proxy Statement no earlier than March 28, 2006 and no later than April 27, 2006 to be eligible for consideration at the 2006 Annual Meeting of Stockholders, unless the date of the 2006 Annual Meeting of Stockholders is held more than 30 days prior to or after July 26, 2006, in which case any such proposal or nomination must be delivered not later than the close of business on the later of the 90th calendar day prior to the 2006 Annual Meeting of Stockholders or the 10th calendar day following the day on which public announcement of the date of such meeting is first made. The stockholders submission of a proposal or nomination must also include certain other information, as set forth in the Company’s bylaws. A copy of the Company’s bylaws may be obtained by writing the Secretary of the Company at the address set forth on the first page of this Proxy Statement. Any proposals of stockholders to be presented at the 2006 Annual Meeting of Stockholders that are delivered to the Company later than May 10, 2006 will be voted by the proxy holders designated for the 2006 Annual Meeting of Stockholders in their discretion.

ANNUAL REPORT TO STOCKHOLDERS
      The Annual Report of the Company for the year ended December 31, 2004, including audited financial statements, has been mailed to the stockholders concurrently herewith, but such report is not incorporated in this Proxy Statement and is not deemed to be part of the proxy solicitation material. Any shareholder who requests a copy of the Company’s Form 10-K by request to the Secretary will be provided with a copy without charge.
OTHER MATTERS
      The Board of Directors of the Company does not know of any other matters that are to be presented for action at the annual meeting of stockholders. If any other matters are properly brought before the meeting or any adjournments thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their best judgment.

By order of the Board of Directors,

Kevin Hicks
Secretary
June 24, 2005
Belcamp, Maryland

ANNEX A
SAFENET, INC.
2001 OMNIBUS STOCK PLAN

1.	Establishment, Purpose and Types of Awards
      SafeNet, Inc. hereby amends and restates the SafeNet, Inc. 2001 Omnibus Stock Plan (the “Plan”) to read as provided herein. The purpose of the Plan is to promote the long-term growth and profitability of SafeNet, Inc. (the “Corporation”) by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Corporation, and (ii) enabling the Corporation to attract, retain and reward the best available persons for positions of substantial responsibility.
      The Plan permits the granting of stock options (including nonqualified stock options and incentive stock options qualifying under Section 422 of the Code), stock appreciation rights (including free-standing, tandem and limited stock appreciation rights), restricted or unrestricted share awards, phantom stock, performance awards, or any combination of the foregoing (collectively, “Awards”).

2.	Definitions
      Under this Plan, except where the context otherwise indicates, the following definitions apply:

(a) “Board” shall mean the Board of Directors of the Corporation.

(b) “Change in Control” shall mean: (i) any sale, exchange or other disposition of substantially all of the Corporation’s assets or over 50% of its Common Stock; or (ii) any merger, share exchange, consolidation or other reorganization or business combination in which the Corporation is not the surviving or continuing corporation, or in which the Corporation’s stockholders become entitled to receive cash, securities of the Corporation other than voting common stock, or securities of another issuer.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended, and any regulations issued there under.

(d) “Committee” shall mean the Board or committee of Board members appointed pursuant to Section 3 of the Plan to administer the Plan.

(e) “Common Stock” shall mean shares of the Corporation’s common stock.

(f) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(g) “Fair Market Value” of a share of the Corporation’s Common Stock for any purpose on a particular date shall be determined as follows: (1) if there is a public market for the Common Stock, the Fair Market Value per share shall be the average of the bid and asked prices of the Common Stock for such day if the Common Stock is then included for quotation on the NASDAQ Small-Cap Market or, the Fair Market Value per share shall be the closing price of the Common Stock for such day if the Common Stock is then included on the NASDAQ National Market or listed on the New York, American or Pacific Stock Exchange, or (2) if there is no public market for the Common Stock, the Fair Market Value of the Common Stock shall be determined in good faith by the Board or Committee in such manner as it may deem equitable for Plan purposes. The Board or the Committee may rely upon published quotations in The Wall Street Journal or a comparable publication for purposes of the calculation of the Fair Market Value per share as set forth above.

(h) “Grant Agreement” shall mean a written agreement between the Corporation and a grantee memorializing the terms and conditions of an Award granted pursuant to the Plan.

(i) “Grant Date” shall mean the date on which the Committee formally acts to grant an Award to a grantee or such other date as the Committee shall so designate at the time of taking such formal action.

(j) “Parent” shall mean a corporation, whether now or hereafter existing, within the meaning of the definition of “parent corporation” provided in Section 424(e) of the Code, or any successor thereto of similar import.

(k) “Rule 16b-3” shall mean Rule 16b-3 as in effect under the Exchange Act on the effective date of the Plan, or any successor provision prescribing conditions necessary to exempt the issuance of securities under the Plan (and further transactions in such securities) from Section 16(b) of the Exchange Act.

(l) “Subsidiary” and “subsidiaries” shall mean only a corporation or corporations, whether now or hereafter existing, within the meaning of the definition of “subsidiary corporation” provided in Section 424(f) of the Code, or any successor thereto of similar import.

3.	Administration
      (a) Procedure. The Plan shall be administered by the Board. In the alternative, the Board may appoint a Committee to administer the Plan consisting solely of two (2) or more members of the Board who are “nonemployee directors” within the meaning of Rule 16b-3 and “outside directors” within the meaning of Code Section 162(m). Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefore, fill vacancies, however caused, and remove all members of the Committee and, thereafter, directly administer the Plan. In the event that the Board is the administrator of the Plan in lieu of a Committee, the term “Committee” as used herein shall be deemed to mean the Board.
      Members of the Board or Committee who are either eligible for Awards or have been granted Awards may vote on any matters affecting the administration of the Plan or the grant of Awards pursuant to the Plan.
      The Committee shall meet at such times and places and upon such notice as it may determine. A majority of the Committee shall constitute a quorum. Any acts by the Committee may be taken at any meeting at which a quorum is present and shall be by majority vote of those members present. Additionally, any acts reduced to writing or approved in writing by all of the members of the Committee shall be valid acts of the Committee.
      (b) Powers of the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards. The Committee shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to:

(i) determine the eligible persons to whom, and the time or times at which Awards shall be granted,

(ii) determine the types of Awards to be granted,

(iii) determine the number of shares to be covered by or used for reference purposes for each Award,

(iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate,

(v) modify, extend or renew outstanding Awards, accept the surrender of outstanding Awards and substitute new Awards, provided that no such action shall be taken with respect to any outstanding Award which would adversely affect the grantee without the grantee’s consent,

(vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee’s employment, and

(vii) to establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period.
The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable and to interpret same, all within the Committee’s sole and absolute discretion.
      (c) Limited Liability. To the maximum extent permitted by law, no member of the Board or Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award there under.
      (d) Indemnification. To the maximum extent permitted by law, the members of the Board and Committee shall be indemnified by the Corporation in respect of all their activities under the Plan.
      (e) Effect of Committee’s Decision. All actions taken and decisions and determinations made by the Committee on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Committee’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Corporation, its stockholders, any participants in the Plan and any other employee of the Corporation, and their respective successors in interest.

4.	Shares Available for the Plan; Maximum Awards
      Subject to adjustments as provided in Section 12 of the Plan, the shares of stock that may be delivered or purchased or used for reference purposes (with respect to stock appreciation rights, phantom stock units or performance awards payable in cash) with respect to Awards granted under the Plan, including with respect to incentive stock options intended to qualify under Section 422 of the Code, shall not exceed an aggregate of 6,000,000 shares of Common Stock of the Corporation. The Corporation shall reserve said number of shares for Awards under the Plan, subject to adjustments as provided in Section 12 of the Plan. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares without the delivery of shares of Common Stock or other consideration, the shares subject to such Award shall thereafter be available for further Awards under the Plan. The maximum number of shares listed above does not include 400,000 shares of Common Stock reserved for stock options under the SafeNet, Inc. 2000 Nonqualified Stock Option Plan which stock options and shares shall be administered under the Plan.
      The maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any one calendar year to any one individual shall be limited to 200,000. To the extent required by Section 162(m) of the Code and so long as Section 162(m) of the Code is applicable to persons eligible to participate in the Plan, shares of Common Stock subject to the foregoing limit with respect to which the related Award is terminated, surrendered or canceled shall not again be available for grant under this limit.
      Stock Awards under Section 8 may not be issued, in any combination, for more than 1,000,000 shares of Common Stock, including stock Awards that may be issued as performance awards under Section 9. Additionally, stock Awards under Section 8 may not become vested based on less than 3 years of service after the grant date, unless vesting is based on meeting performance goals as specified in Section 9, in which case vesting of stock Awards may occur one year after the grant date.

5.	Participation
      Participation in the Plan shall be open to all employees, officers, directors and consultants of the Corporation, or of any Parent or Subsidiary of the Corporation, as may be selected by the Committee from time to time. Notwithstanding the foregoing, participation in the Plan with respect to Awards of incentive stock options shall be limited to employees of the Corporation or of any Parent or Subsidiary of the Corporation.

      Awards may be granted to such eligible persons and for or with respect to such number of shares of Common Stock as the Committee shall determine, subject to the limitations in Section 4 of the Plan. A grant of any type of Award made in any one year to an eligible person shall neither guarantee nor preclude a further grant of that or any other type of Award to such person in that year or subsequent years.

6.	Stock Options
      Subject to the other applicable provisions of the Plan, the Committee may from time to time grant to eligible participants Awards of nonqualified stock options or incentive stock options as that term is defined in Section 422 of the Code. The stock option Awards granted shall be subject to the following terms and conditions.
      (a) Grant of Option. The grant of a stock option shall be evidenced by a Grant Agreement, executed by the Corporation and the grantee, stating the number of shares of Common Stock subject to the stock option evidenced thereby and the terms and conditions of such stock option, in such form as the Committee may from time to time determine.
      (b) Price. The price per share payable upon the exercise of each stock option (“exercise price”) shall be determined by the Committee. Not withstanding Section 3(b)(v) or any other provision hereof, the Committee shall not authorize the amendment of any outstanding stock option to reduce the exercise price thereof.
      (c) Payment. Stock options may be exercised in whole or in part by payment of the exercise price of the shares to be acquired in accordance with the provisions of the Grant Agreement, and/or such rules and regulations as the Committee may have prescribed, and/or such determinations, orders, or decisions as the Committee may have made. Payment may be made in cash (or cash equivalents acceptable to the Committee) or, if approved by the Committee, in shares of Common Stock or a combination of cash and shares of Common Stock, or by such other means as the Committee may prescribe. The Fair Market Value of shares of Common Stock delivered on exercise of stock options shall be determined as of the date of exercise. Shares of Common Stock delivered in payment of the exercise price may be previously owned shares or, if approved by the Committee, shares acquired upon exercise of the stock option. Any fractional share will be paid in cash. If approved by the Board of Directors, the Corporation may make or guarantee loans to grantees to assist grantees in exercising stock options and satisfying any related withholding tax obligations.
      If the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Committee, subject to such limitations as it may determine, may authorize payment of the exercise price, in whole or in part, by delivery of a properly executed exercise notice, together with irrevocable instructions, to: (i) a brokerage firm to deliver promptly to the Corporation the aggregate amount of sale or loan proceeds to pay the exercise price and any withholding tax obligations that may arise in connection with the exercise, and (ii) the Corporation to deliver the certificates for such purchased shares directly to such brokerage firm.
      (d) Terms of Options. The term during which each stock option may be exercised shall be determined by the Committee; provided, however, that in no event shall a stock option be exercisable more than ten years from the date it is granted. Prior to the exercise of the stock option and delivery of the shares certificates represented thereby, the grantee shall have none of the rights of a stockholder with respect to any shares represented by an outstanding stock option.
      (e) Restrictions on Incentive Stock Options. Incentive stock option Awards granted under the Plan shall comply in all respects with Code Section 422 and, as such, shall meet the following additional requirements:

(i) Grant Date. An incentive stock option must be granted within 10 years of the earlier of the Plan’s adoption by the Board of Directors or approval by the Corporation’s shareholders.

(ii) Exercise Price and Term. The exercise price of an incentive stock option shall not be less than 100% of the Fair Market Value of the shares on the date the stock option is granted and the term of the stock option shall not exceed ten years. Also, the exercise price of any incentive stock option granted to a grantee who owns (within the meaning of Section 422(b)(6) of the Code, after the application of the attribution rules in Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of shares of the Corporation or its Parent or Subsidiary corporations (within the meaning of Sections 422 and 424 of the Code) shall be not less than 110% of the Fair Market Value of the Common Stock on the grant date and the term of such stock option shall not exceed five years.

(iii) Maximum Grant. The aggregate Fair Market Value (determined as of the Grant Date) of shares of Common Stock with respect to which all incentive stock options first become exercisable by any grantee in any calendar year under this or any other plan of the Corporation and its Parent and Subsidiary corporations may not exceed $100,000 or such other amount as may be permitted from time to time under Section 422 of the Code. To the extent that such aggregate Fair Market Value shall exceed $100,000, or other applicable amount, such stock options shall be treated as nonqualified stock options. In such case, the Corporation may designate the shares of Common Stock that are to be treated as stock acquired pursuant to the exercise of an incentive stock option by issuing a separate certificate for such shares and identifying the certificate as incentive stock option shares in the stock transfer records of the Corporation.

(iv) Grantee. Incentive stock options shall only be issued to employees of the Corporation, or of a Parent or Subsidiary of the Corporation.

(v) Designation. No stock option shall be an incentive stock option unless so designated by the Committee at the time of grant or in the Grant Agreement evidencing such stock option.

(vi) Stockholder Approval. No stock option issued under the Plan shall be an incentive stock option unless the Plan is approved by the shareholders of the Corporation within 12 months of its adoption by the Board in accordance with the Bylaws and Articles of the Corporation and governing law relating to such matters.

      (f) Other Terms and Conditions. Stock options may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time.

7.	Stock Appreciation Rights
      (a) Award of Stock Appreciation Rights. Subject to the other applicable provisions of the Plan, the Committee may at any time and from time to time grant stock appreciation rights (“SARs”) to eligible participants, either on a free-standing basis (without regard to or in addition to the grant of a stock option) or on a tandem basis (related to the grant of an underlying stock option), as it determines. SARs granted in tandem with or in addition to a stock option may be granted either at the same time as the stock option or at a later time; provided, however, that a tandem SAR shall not be granted with respect to any outstanding incentive stock option Award without the consent of the grantee. SARs shall be evidenced by Grant Agreements, executed by the Corporation and the grantee, stating the number of shares of Common Stock subject to the SAR evidenced thereby and the terms and conditions of such SAR, in such form as the Committee may from time to time determine. The term during which each SAR may be exercised shall be determined by the Committee. In no event shall a SAR be exercisable more than ten years from the date it is granted. The grantee shall have none of the rights of a stockholder with respect to any shares of Common Stock represented by a SAR.
      (b) Restrictions of Tandem SARs. No incentive stock option may be surrendered in connection with the exercise of a tandem SAR unless the Fair Market Value of the Common Stock subject to the incentive stock option is greater than the exercise price for such incentive stock option. SARs granted in tandem with stock options shall be exercisable only to the same extent and subject to the same conditions as the stock options related thereto are exercisable. The Committee may, in its discretion, prescribe additional conditions to the exercise of any such tandem SAR.
      (c) Amount of Payment Upon Exercise of SARs. A SAR shall entitle the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over

(B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. In the case of exercise of a tandem SAR, such payment shall be made in exchange for the surrender of the unexercised related stock option (or any portion or portions thereof which the grantee from time to time determines to surrender for this purpose).
      (d) Form of Payment Upon Exercise of SARs. Payment by the Corporation of the amount receivable upon any exercise of a SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Committee from time to time. If upon settlement of the exercise of a SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Committee shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

8.	Stock Awards (Including Restricted and Unrestricted Shares and Phantom Stock)
      (a) Stock Awards, In General. Subject to the other applicable provisions of the Plan, the Committee may at any time and from time to time grant stock Awards to eligible participants in such amounts and for such consideration, including no consideration or such minimum consideration as may be required by law, as it determines. A stock Award may be denominated in shares of Common Stock or stock-equivalent units (“phantom stock”), and may be paid in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Committee from time to time.
      (b) Restricted Shares. Each stock Award shall specify the applicable restrictions, if any, on such shares of Common Stock, the duration of such restrictions, and the time or times at which such restrictions shall lapse with respect to all or a specified number of shares of Common Stock that are part of the Award. Notwithstanding the foregoing, the Committee may reduce or shorten the duration of any restriction applicable to any shares of Common Stock awarded to any grantee under the Plan. Share certificates with respect to restricted shares of Common Stock granted pursuant to a stock Award may be issued at the time of grant of the stock Award, subject to forfeiture if the restrictions do not lapse, or upon lapse of the restrictions. If share certificates are issued at the time of grant of the stock Award, the certificates shall bear an appropriate legend with respect to the restrictions applicable to such stock Award or, alternatively, the grantee may be required to deposit the certificates with the Corporation during the period of any restriction thereon and to execute a blank stock power or other instrument of transfer therefor. Except as otherwise provided by the Committee, during such period of restriction following issuance of share certificates, the grantee shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends (or amounts equivalent to dividends) and to vote with respect to the restricted shares. If share certificates are issued upon lapse of restrictions on a stock Award, the Committee may provide that the grantee will be entitled to receive any amounts per share pursuant to any dividend or distribution paid by the Corporation on its Common Stock to stockholders of record after grant of the stock Award and prior to the issuance of the share certificates.
      (c) Phantom Stock. The grant of phantom stock units shall be evidenced by a Grant Agreement, executed by the Corporation and the grantee, that incorporates the terms of the Plan and states the number of phantom stock units evidenced thereby and the terms and conditions of such phantom stock units in such form as the Committee may from time to time determine. Phantom stock units granted to a participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Corporation’s assets. Phantom stock units may be exercised in whole or in part by delivery of an appropriate exercise notice to the Committee in accordance with the provisions of the Grant Agreement, and/or such rules and regulations as the Committee may prescribe, and/or such determinations, orders, or decisions as the Committee may make. Except as otherwise provided in the applicable Grant Agreement, the grantee shall have none of the rights of a stockholder with respect to any shares of Common Stock represented by a phantom stock unit as a result of the grant of a phantom stock unit to the grantee. Phantom stock units may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time.

9.	Performance Awards
      The Committee may in its discretion grant performance Awards which become payable on account of attainment of one or more performance goals established by the Committee. Performance Awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Committee from time to time. Performance goals established by the Committee may be based on the Corporation’s operating income or one or more other business criteria selected by the Committee that apply to an individual or group of individuals, a business unit, or the Corporation as a whole, over such performance period as the Committee may designate. The Committee in its discretion may recommend to the Board of Directors of the Corporation that the material terms of any Performance Award or program with respect to some or all eligible participants be submitted for approval by the stockholders.

10.	Withholding of Taxes
      The Corporation may require, as a condition to the grant of any Award under the Plan or exercise pursuant to such Award or to the delivery of certificates for shares issued or payments of cash to a grantee pursuant to the Plan or a Grant Agreement (hereinafter collectively referred to as a “taxable event”), that the grantee pay to the Corporation, in cash or, if approved by the Corporation, in shares of Common Stock, including shares acquired upon grant of the Award or exercise of the Award, valued at Fair Market Value on the date as of which the withholding tax liability is determined, any federal, state or local taxes of any kind required by law to be withheld with respect to any taxable event under the Plan. The Corporation, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee any federal, state or local taxes of any kind required by law to be withheld with respect to any taxable event under the Plan, or to retain or sell without notice a sufficient number of the shares to be issued to such grantee to cover any such taxes.

11.	Transferability
      No Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Committee in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee’s guardian or legal representative. Notwithstanding the foregoing, a nonqualified stock option Award may, in the Committee’s sole discretion, be transferable by gift or domestic order relations to (i) the grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships (such persons, “Family Members”), (ii) a corporation, partnership, limited liability company or other business entity whose only stockholders, partners or members, as applicable are the grantee and/or Family Members, or (iii) a trust in which the grantee and/or Family Members have all of the beneficial interests, and subsequent to any such transfer any such nonqualified stock option Award may be exercised by any such transferee.

12.	Adjustments; Business Combinations
      In the event of a reclassification, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, or other similar event, the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan as provided in Section 4 shall be adjusted to reflect such event, and the Committee shall make such adjustments as it deems appropriate and equitable in the number, kind and price of shares covered by outstanding Awards made under the Plan, and in any other matters which relate to Awards and which are affected by the changes in the Common Stock referred to above.
      In the event of any proposed Change in Control, the Committee shall take such action as it deems appropriate and equitable to effectuate the purposes of this Plan and to protect the grantees of Awards, which action may include, but without limitation, any one or more of the following: (i) acceleration or change of the exercise and/or expiration dates of any Award to require that exercise be made, if at all, prior to the Change in

Control; (ii) cancellation of any Award upon payment to the holder in cash of the Fair Market Value of the Common Stock subject to such Award as of the date of (and, to the extent applicable, as established for purposes of) the Change in Control, less the aggregate exercise price, if any, of the Award; and (iii) in any case where equity securities of another entity are proposed to be delivered in exchange for or with respect to Common Stock of the Corporation, arrangements to have such other entity replace the Awards granted hereunder with awards with respect to such other securities, with appropriate adjustments in the number of shares subject to, and the exercise prices under, the award.
      The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in the preceding two paragraphs of this Section 12) affecting the Corporation, or the financial statements of the Corporation or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
      In the event the Corporation dissolves and liquidates (other than pursuant to a plan of merger or reorganization), then notwithstanding any restrictions on exercise set forth in this Plan or any Grant Agreement, or other agreement evidencing a stock option, stock appreciation right or restricted stock Award: (i) each grantee shall have the right to exercise his stock option or stock appreciation right, or to require delivery of share certificates representing any such restricted stock Award, at any time up to ten (10) days prior to the effective date of such liquidation and dissolution; and (ii) the Committee may make arrangements with the grantees for the payment of appropriate consideration to them for the cancellation and surrender of any stock option, stock appreciation right or restricted stock Award that is so canceled or surrendered at any time up to ten (10) days prior to the effective date of such liquidation and dissolution. The Committee may establish a different period (and different conditions) for such exercise, delivery, cancellation, or surrender to avoid subjecting the grantee to liability under Section 16(b) of the Exchange Act. Any stock option or stock appreciation right not so exercised, canceled, or surrendered shall terminate on the last day for exercise prior to such effective date; and any restricted stock as to which there has not been such delivery of share certificates or that has not been so canceled or surrendered, shall be forfeited on the last day prior to such effective date. The Committee shall give to each grantee written notice of the commencement of any proceedings for such liquidation and dissolution of the Corporation and the grantee’s rights with respect to his outstanding Award.
      Except as hereinbefore expressly provided, issuance by the Corporation of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warranty to subscribe therefore, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share of Common Stock subject to Awards.

13.	Termination and Modification of the Plan
      The Board, without further approval of the stockholders, may modify or terminate the Plan or any portion thereof at any time, except that no modification shall become effective without prior approval of the stockholders of the Corporation to increase the number of shares of Common Stock subject to the Plan or if stockholder approval is necessary to comply with any tax or regulatory requirement or rule of any exchange or NASDAQ System upon which the Common Stock is listed or quoted (including for this purpose stockholder approval that is required for continued compliance with Rule 16b-3 or stockholder approval that is required to enable the Committee to grant incentive stock options pursuant to the Plan).
      The Committee shall be authorized to make minor or administrative modifications to the Plan as well as modifications to the Plan that may be dictated by requirements of federal or state laws applicable to the Corporation or that may be authorized or made desirable by such laws. The Committee may amend or modify the grant of any outstanding Award in any manner to the extent that the Committee would have had the authority to make such Award as so modified or amended. No modification may be made that would materially adversely affect any Award previously made under the Plan without the approval of the grantee.

14.	Non-Guarantee of Employment
      Nothing in the Plan or in any Grant Agreement there under shall confer any right on an employee to continue in the employ of the Corporation or shall interfere in any way with the right of the Corporation to terminate an employee at any time.

15.	Termination of Employment
      For purposes of maintaining a grantee’s continuous status as an employee and accrual of rights under any Award, transfer of an employee among the Corporation and the Corporation’s Parent or Subsidiaries shall not be considered a termination of employment. Nor shall it be considered a termination of employment for such purposes if an employee is placed on military or sick leave or such other leave of absence which is considered as continuing intact the employment relationship; in such a case, the employment relationship shall be continued until the date when an employee’s right to reemployment shall no longer be guaranteed either by law or contract.

16.	Written Agreement
      Each Grant Agreement entered into between the Corporation and a grantee with respect to an Award granted under the Plan shall incorporate the terms of this Plan and shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Committee.

17.	Non-Uniform Determinations
      The Committee’s determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and time of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

18.	Limitation on Benefits
      With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

19.	Listing and Registration
      If the Corporation determines that the listing, registration or qualification upon any securities exchange or upon any listing or quotation system established by the National Association of Securities Dealers, Inc. (“NASDAQ System”) or under any law, of shares subject to any Award is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of shares there under, no such Award may be exercised in whole or in part and no restrictions on such Award shall lapse, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Corporation.

20.	Compliance with Securities Law
      Common Stock shall not be issued with respect to an Award granted under the Plan unless the exercise of such Award and the issuance and delivery of share certificates there under for such Common Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated there under, and the requirements of any national securities exchange or NASDAQ System upon which the Common Stock may then be listed or quoted, and shall be further subject to the approval of counsel for the Corporation with respect to such compliance to the extent such approval is sought by the Committee.
      Stock certificates evidencing unregistered shares acquired upon the exercise of Options shall contain a restrictive securities legend substantially as follows:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

21.	No Trust or Fund Created
      Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Corporation pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

22.	No Limit on Other Compensation Arrangements
      Nothing contained in the Plan shall prevent the Corporation or its Parent or Subsidiary corporations from adopting or continuing in effect other compensation arrangements (whether such arrangements be generally applicable or applicable only in specific cases) as the Committee in its discretion determines desirable, including without limitation the granting of stock options, stock awards, stock appreciation rights or phantom stock units otherwise than under the Plan.

23.	No Restriction of Corporate Action
      Nothing contained in the Plan shall be construed to prevent the Corporation or any Parent or Subsidiary from taking any corporate action which is deemed by the Corporation or such Parent or Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award issued under the Plan. No employee, beneficiary or other person shall have any claim against the Corporation or any Parent or Subsidiary as a result of such action.

24.	Governing Law
      The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Board or Committee relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or there under, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Delaware, without regard to its conflict of laws rules and principles.

25.	Plan Subject to Charter and By-Laws
      This Plan is subject to the Articles and By-Laws of the Corporation, as they may be amended from time to time.

26.	Effective Date; Termination Date
      The Plan, as amended and restated herein, is effective as of the date on which the amendment and restatement of the Plan was adopted by the Board; provided that the amendment and restatement of the Plan shall be null and void unless approved within 12 months thereafter by the shareholders of the Corporation. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth anniversary of the effective date of the Plan. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

SAFENET, INC.
4690 Millennium Drive
Belcamp, MD 21017
PROXY CARD, SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned hereby constitutes and appoints Anthony A. Caputo or Bruce R. Thaw, or either one of them acting in the absence of the other, with full power of substitution, to be the true and lawful attorneys and proxies for the undersigned to vote at the Annual Meeting of Stockholders of SafeNet, Inc. (the “Company”) to be held in at the Company’s offices at 4690 Millennium Drive, Belcamp, MD 21017 at 10:00 a.m. on July 26, 2005 or at any adjournment thereof, notice of which meeting together with a Proxy Statement has been received. Said proxies are directed to vote the shares the undersigned would be entitled to vote if personally present upon the following matters, all more fully described in the Proxy Statement.

The Board of Directors favor a vote FOR the following proposals:

1. The election of Directors Nominees: Anthony A. Caputo, Thomas A. Brooks, Andrew E. Clark, Shelley A. Harrison, Ira A. Hunt, Jr., Arthur L. Money, Walter W. Straub and Bruce R. Thaw

☐ FOR all nominees, except as noted	☐ WITHHOLD AUTHORITY to vote for all nominees

Instructions: To withhold your vote from an individual nominee, write that nominee’s name on the space provided below.

IF YOU DO NOT WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEE AS PROVIDED HEREIN, YOU SHALL BE DEEMED TO HAVE GRANTED SUCH AUTHORITY.

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	To increase the number of shares in the Company’s 2001 Omnibus Stock Plan from 3,000,000 to 6,000,000 shares.

☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	In accordance with their best judgment with respect to any other business that may properly come before the meeting.

The shares represented by this Proxy will be voted and in the event instructions are given in the space provided, they will be voted in accordance therewith; if instructions are not given, they will be voted as recommended by the Board of Directors with regard to the proposals.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting and Proxy Statement.

DATED:

SIGNATURE:

(must correspond with name as printed in the space beside)